HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                             Oklahoma City, OK 73116
                    Office (405) 848-2020 Fax (405) 848-7359









                          INDEPENDENT AUDITOR'S CONSENT





     We consent to the use of our report dated September 9, 1999, with respect to the financial statements of TechLite, Inc. included in two Registration Statements (Amendment No. 4 to Form SB-2 and Amendment No. 4 to Form S-4) of TechLite, Inc.


                                            /s/ Hogan & Slovacek
                                            -----------------------
                                            HOGAN & SLOVACEK




Oklahoma City, Oklahoma
September 9, 1999

                                                                   Exhibit 23.14